Exhibit 5.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX

AMERICA • ASIA PACIFIC • EUROPE

December 30, 2021

MP Materials Corp.

6720 Via Austi Parkway, Suite 450

Las Vegas, Nevada 89119

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by MP Materials Corp., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (A) an indeterminate amount of Securities (as defined below), not to exceed $2,000,000,000 maximum aggregate offering price, which may be sold by the Company, and (B) $690,000,000 in aggregate principal amount of the Company’s 0.25% Green Convertible Senior Notes due 2026 (the “Notes”) and the shares (the “Underlying Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), initially issuable upon conversion of the Notes, which may be sold by certain selling securityholders from time to time. The “Securities” shall refer collectively to:

(i) shares of the Company’s Common Stock;

(ii) shares of the Company’s preferred stock, $0.0001 par value per share (the “Preferred Stock”), which may be represented by depositary shares (the “Depositary Shares”);

(iii) debt securities of the Company (the “Debt Securities”);

(iv) warrants to purchase Common Stock, Preferred Stock, Debt Securities, or Units (as defined below) (the “Warrants”); and

(v) units representing an interest in two or more other securities referred to in clauses (i) through (iv) above, which may or may not be separable from one another (the “Units”).

Unless otherwise specified in the applicable prospectus supplement:

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

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December 30, 2021

(1) the Depositary Shares will be issued under a deposit agreement (a “Deposit Agreement”) between the Company and a depositary agent (the “Depositary Agent”)

(2) the Debt Securities will be issued under one or more indentures (each, an “Indenture”) to be entered into between the Company and a trustee (the “Trustee”);

(3) the Warrants will be issued under a warrant agreement (the “Warrant Agreement”) to be entered into between the Company and a warrant agent (the “Warrant Agent”);

(4) the Units will be issued under a unit agreement (the “Unit Agreement”) to be entered into between the Company and the other parties named therein; and

(5) the Notes have been issued under that certain indenture, dated as of March 26, 2021, between the Company and U.S. Bank National Association, as trustee;

in each case substantially in the form that has been or will be filed as an exhibit to the Registration Statement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the exhibits thereto, the Second Amended and Restated Certificate of Incorporation of the Company (the “Charter”), the Amended and Restated Bylaws of the Company (the “Bylaws”), the resolutions adopted by the board of directors of the Company (the “Board”) relating to the Registration Statement and the resolutions adopted by the Board and by the pricing committee designated by the Board relating to the offer and sale of the Notes (collectively, the “Resolutions”). We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates, and statements of the Company and others, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons, and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters, and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on and subject to the foregoing and the other limitations, qualifications, and assumptions set forth herein, we are of the opinion that:

1. With respect to an offering of shares of Common Stock covered by the Registration Statement (other than the Underlying Shares, which are addressed below), such shares of Common Stock will be validly issued, fully paid, and nonassessable when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such shares of Common Stock shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the Bylaws, and the Resolutions authorizing the issuance and sale of

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December 30, 2021

such shares of Common Stock; and (iv) certificates representing such shares of Common Stock shall have been duly executed, countersigned and registered, and duly delivered in accordance with the applicable definitive purchase, underwriting, or similar agreement upon payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any such shares of Common Stock are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares of Common Stock in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the par value thereof.

2. The issuance and sale of each series of Preferred Stock covered by the Registration Statement will be duly authorized, and each share of such series of Preferred Stock will be validly issued, fully paid, and nonassessable, when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such series of Preferred Stock shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the Bylaws, and the final resolutions establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of Preferred Stock and authorizing the issuance and sale of such series of Preferred Stock; (iv) the Company shall have filed with the Secretary of State of the State of Delaware a Certificate of Designations with respect to such series of Preferred Stock in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and in conformity with the Charter and such final resolutions; and (v) certificates representing such series of Preferred Stock shall have been duly executed, countersigned, registered, and duly delivered in accordance with the applicable definitive purchase, underwriting, or similar agreement to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any shares of such series of Preferred Stock are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares in accordance with the applicable definitive purchase, underwriting, or similar agreement upon payment of the agreed consideration therefor in an amount not less than the par value thereof.

3. The Depositary Shares covered by the Registration Statement will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement relating to the Depositary Shares when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the Depositary Shares and the series of Preferred Stock underlying such Depositary Shares shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Deposit Agreement shall have been duly authorized, executed, and delivered by the Company and duly executed, and delivered by the Depositary named in the Deposit Agreement; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the

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Charter, the Bylaws, and the final resolutions establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of Preferred Stock underlying such Depositary Shares and authorizing the issuance and sale of such series of Preferred Stock; (v) the Company shall have filed with the Secretary of State of the State of Delaware a Certificate of Designations with respect to such series of Preferred Stock underlying such Depositary Shares in accordance with the DGCL and in conformity with the Charter and such final resolutions; (vi) certificates representing the series of Preferred Stock underlying such Depositary Shares shall have been duly executed, countersigned and registered, and duly delivered against payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any shares of such series of Preferred Stock are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares in accordance with the applicable definitive purchase, underwriting, or similar agreement upon payment of the agreed consideration therefor in an amount not less than the par value thereof; and (vii) the depositary receipts evidencing Depositary Shares shall have been duly executed and delivered by the Depositary in the manner set forth in the Deposit Agreement and in accordance with the applicable definitive purchase, underwriting, or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

4. The Debt Securities of each series covered by the Registration Statement will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Indenture (including any necessary supplemental indenture) shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”); (ii) a prospectus supplement with respect to such series of Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Indenture shall have been duly authorized, executed, and delivered by the Company and the Trustee; (iv) all necessary corporate action shall have been taken by the Company to authorize the form, terms, execution, delivery, performance, issuance, and sale of such series of Debt Securities as contemplated by the Registration Statement, the prospectus supplement relating to such Debt Securities and the Indenture and to authorize the execution, delivery, and performance of a supplemental indenture or officers’ certificate establishing the form and terms of such series of Debt Securities as contemplated by the Indenture; (v) a supplemental indenture or officers’ certificate establishing the form and terms of such series of Debt Securities shall have been duly executed and delivered by the Company and the Trustee (in the case of such a supplemental indenture) or by duly authorized officers of the Company (in the case of such an officers’ certificate), in each case in accordance with the provisions of the Charter, the Bylaws, final resolutions of the Board or a duly authorized committee thereof, and the Indenture; and (vi) the certificates evidencing the Debt Securities of such series shall have been duly executed and delivered by the Company, authenticated by the Trustee, and issued, all in accordance with the Charter, the Bylaws, final resolutions of the Board or a duly authorized committee thereof, the Indenture, and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of the Debt Securities of such series, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting, or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

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5. Each issue of Warrants covered by the Registration Statement will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such issue of Warrants and the Common Stock, Preferred Stock, Debt Securities, or Units issuable upon exercise of such Warrants shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Warrant Agreement relating to such issue of Warrants shall have been duly authorized, executed, and delivered by the Company and duly executed and delivered by the Warrant Agent named in the Warrant Agreement; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the Bylaws, and the final resolutions authorizing the execution and delivery of the Warrant Agreement and the issuance and sale of such issue of Warrants; (v) if such Warrants are exercisable for Common Stock, the actions described in paragraph 1 above shall have been taken; (vi) if such Warrants are exercisable for Preferred Stock, the actions described in paragraph 2 above shall have been taken; (vii) if such Warrants are exercisable for Debt Securities, the actions described in paragraph 4 above shall have been taken; (viii) if such Warrants are exercisable for Units, the actions described in paragraph 6 below shall have been taken; and (ix) certificates representing such issue of Warrants shall have been duly executed, countersigned, and registered in accordance with the Warrant Agreement and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting, or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

6. Each issue of Units covered by the Registration Statement will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such Units shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Unit Agreement relating to such Units shall have been duly authorized, executed, and delivered by the Company and duly executed and delivered by the other parties thereto; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the Bylaws, and the final resolutions authorizing the execution, delivery, issuance, and sale of such Units; (v) the actions described in paragraphs 1, 2, 3, 4, and 5 above, as applicable, shall have been taken; and (vi) certificates representing such Units shall have been duly executed, countersigned, and registered in accordance with the Unit Agreement and shall have been duly delivered to the purchasers thereof in accordance with the applicable definitive purchase, underwriting or similar agreement against payment of the agreed consideration therefor.

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December 30, 2021

7. The Notes have been duly authorized and are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8. The Underlying Shares have been duly authorized and, when issued upon conversion of the Notes in accordance with their terms, will be validly issued, fully paid, and non-assessable.

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer, and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief. Our opinions are also subject to (i) provisions of law which may require that a judgment for money damages rendered by a court in the United States of America be expressed only in United States dollars; (ii) requirements that a claim with respect to any Debt Securities or other obligations that are denominated or payable other than in United States dollars (or a judgment denominated or payable other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (iii) governmental authority to limit, delay or prohibit the making of payments outside of the United States of America or in a foreign currency.

For the purposes of this letter, we have assumed that, at the time of the issuance, sale, and delivery of any of the Securities:

(i) the Securities being offered will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto;

(ii) the execution, delivery, and performance by the Company of the Indenture, each indenture supplement to the Indenture, the Warrant Agreement, and the Unit Agreement, as applicable, and the issuance, sale, and delivery of the Securities will not (A) contravene or violate the Charter, Bylaws, or any resolutions adopted by the Board or a duly authorized committee thereof; (B) violate any law, rule or regulation applicable to the Company; (C) result in a default under or breach of any agreement or instrument binding upon the Company or any order, judgment, or decree of any court or governmental authority applicable to the Company; or (D) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

(iii) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and

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December 30, 2021

(iv) the Charter and the Bylaws, each as currently in effect, will not have been modified or amended and will be in full force and effect.

We have further assumed that each Warrant Agreement, each Warrant, each Unit Agreement, each Unit, the Indenture, each indenture supplement to the Indenture, and each Debt Security will be governed by the laws of the State of New York.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver, and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed, and delivered by each party thereto; and (iii) such Instrument was at all relevant times and is a valid, binding, and enforceable agreement or obligation, as the case may be, of each party thereto; provided that we make no such assumption insofar as any of the foregoing matters relates to the Company and is expressly covered by our opinion set forth in paragraph 7 or 8 above.

This opinion letter is limited to the DGCL and the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules, or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP